UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2008

TERRA NOVA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	000-24057	75-2375969
(State of Incorporation)	(Commission File No.).	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1550 Chicago, IL 60606
(Address of principal execute offices, including zip code)

(312) 827-3600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 23, 2008, Terra Nova Financial Group, Inc. ("Terra Nova") entered into a letter agreement (the "CFO Agreement") with SolomonEdwardsGroup, LLC ("SEG") pursuant to which SEG agreed to provide the services of Jonathan J. Walsh to serve as Terra Nova's interim Chief Financial Officer ("CFO"), Treasurer and Secretary. Mr. Walsh is a principal of SEG. The term of the CFO Agreement lasts through December 31, 2008 with month to month renewals thereafter. The CFO Agreement calls for Terra Nova to pay SEG the amount of $225 per hour for Mr. Walsh's services. Terra Nova agreed to provide coverage to Mr. Walsh under Terra Nova's Directors and Officers liability insurance in connection with his services as CFO and Treasurer and to indemnify him from claims arising from his provision of services under the CFO Agreement.

This summary of the terms of the CFO Agreement is qualified in its entirety by reference to the CFO Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On May 23, 2008, Terra Nova sent to Bonanza Fund Management, Inc. ("BFM") notice that Terra Nova intended to terminate, effective the close of business on May 23, 2008, that certain Services Agreement dated February 14, 2008 between BFM and Terra Nova (the "Services Agreement"). Under the Services Agreement BFM provided the services of its employee, Murrey Wanstrath to Terra Nova to serve as Terra Nova's interim CFO, Secretary and Treasurer. Bernay Box, Chairman of the Board of Directors of Terra Nova, is President of BFM, which is the general partner of Bonanza Capital, Ltd., the investment manager of Bonanza Master Fund, Ltd. Bonanza Master Fund, Ltd. is a stockholder of Terra Nova. BFM waived the notice of termination period contained in the Service Agreement to allow the termination to be effective as of May 23, 2008. Terra Nova terminated the Services Agreement in connection with its determination to engage Mr. Walsh to serve as interim CFO, Treasurer and Secretary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

              (b)        Murrey Wanstrath resigned as interim CFO, Secretary and Treasurer effective as of the Close of Business on May 23, 2008. Mr. Wanstrath will continue to serve as a director of Terra Nova.

              (c)        On May 23, 2008, the Board of Directors of Terra Nova appointed Jonathan J. Walsh as the Company's interim Chief Financial Officer ("CFO") and Treasurer replacing Mr. Wanstrath. Previously, Mr. Walsh was has served as a Partner at the accounting firm of RSM McGladrey & Pullen, as President of Serviceland, Inc. and as Partner of VMG Consulting, LLC. Mr. Walsh, a CPA, holds an M.S. in Business from the University of Wisconsin - Madison. Mr. Walsh is 45 years old. Mr. Walsh's services as interim CFO are being provided under an agreement with SolomonEdwardsGroup, LLC as described in Item 1.01, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

              (d)        Exhibits

Exhibit No.	Exhibit

10.1	Letter Agreement between SolomonEdwardsGroup, LLC and Terra Nova Financial Group, Inc. dated May 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TERRA NOVA FINANCIAL GROUP, INC. (Registrant)

By: /s/ Michael G. Nolan
Michael G. Nolan, Chief Executive Officer
Date: May 29, 2008